UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(D) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2007

Inverted Paradigms Corporation

(Exact name of Registrant as specified in its charter)

Delaware	000-27131	88-0381258
(State or other Jurisdiction of Incorporation or organization)	(Commission File Number)	(IRS Employer I.D. No.)

2203 North Lois Avenue, Suite 929

Tampa, Florida 33607

(813) 600-4081

(813) 872-9597

(Address, including zip code, and telephone and facsimile numbers, including area code, of registrant’s executive offices)

NA

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 - ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On September 7, 2007, we entered into an Employment Agreement with Chris Trina to become the President, Secretary, Director and Chief Executive Officer. Mr. Trina will earn an annual salary of $240,000. He will also participate in the executive benefit package offered to other executives in the Company during the term of his employment. The length of this agreement is for one year.

A copy of the Employment Agreement is filed as Exhibit 10.1

Also, on September 7, 2007, we entered into an Employment Agreement with Steven Weldon, our current Chief Financial Officer. Mr. Weldon will earn an annual salary of $78,000. He will also participate in the executive benefit package offered to other executives in the Company during the term of his employment. The length of this agreement is for one year.

A copy of the Employment Agreement is filed as Exhibit 10.2

ITEM 5.02 - DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On September 7, 007 the Board of Directors appointed Chris Trina President, Secretary, Director and Chief Executive Officer. Our temporary President and Chief Executive Officer, Steven Weldon, will remain with the Company in his capacity as Chief Financial Officer.

Chris Trina has served as our Chief Executive Officer since September 2007. Prior to joining, Inverted Paradigms, Mr. Trina was a Senior Investment Advisor with National Securities Corporation from November 2006 through March 2007. Mr. Trina was the President of Secure Financial Assets Group, a retail brokerage firm, from September 2005 through September 2006. From September 1997 to August 2005, Mr. Trina was the Senior Vice President of Sales at Gunnallen Financial, Inc. Since June 1997, Mr. Trina has been the President and sole stockholder of Windsor Financial Holdings, Inc, a private investment banking and insurance firm. Mr. Trina has twenty-one years Wall Street experience and received his Bachelor of Science degree for the University of South Florida in 1985.

Steven Weldon, a Certified Public Accountant, has served as our Chief Financial Officer since September 2005. Prior to joining Inverted Paradigms Corporation, Mr. Weldon was the Tax Manager for Westgate Resorts, Ltd., a timeshare developer, since July 2000. Mr. Weldon was an adjunct professor at Florida Southern College from January 2002 to October 2005. Since May 2005, Mr. Weldon has served as the president, sole stockholder and director of Steven W. Weldon, PA, a public accounting firm providing tax and accounting services. Mr. Weldon received his Bachelor of Science degree and his Masters in Business Administration from Florida Southern College.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

(10.1)     Employment Agreement between Inverted Paradigms Corporation and Chris Trina.

(10.2)     Employment Agreement between Inverted Paradigms Corporation and Steve Weldon.

SIGNATURE PAGE

Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be singed on its behalf by the undersigned hereunto duly authorized.

Inverted Paradigms Corporation

Dated: September 13, 2007	By:	/s/ Steven Weldon
Steven Weldon
Chief Financial Officer